NUMBER                                                       SHARES
_________________                                            ______________


                             AURORA WIRELESS, INC.

           INCORPORATED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA
            AUTHORIZED: SHARES 5,000,000 PAR VALUE $.001 PER SHARE


This certifies that: ___________________________________________________
is the owner of:______________________________________shares of

                             AURORA WIRELESS, INC.

Full paid and nonassessable, transferable only on the books of the Corporation in perrson or by attorney, upon surrender of this Certificate properly endorsed.
IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of _______________ A.D. ______


    Secretary                                            President
                                  [SEAL]